Sub-Item 77I, 77Q1(a) and 77Q1(d)

Dreyfus Investment Funds

(the "Registrant")

Dreyfus/The Boston Company Small/Mid Cap Growth Fund

(the "Fund")

At a meeting held on July 26-27, 2017, the Board of Directors of the Registrant approved the creation of Class Z shares, a description of which appears in the documents incorporated by reference below:

1.      The disclosure in the Fund's Prospectus and the disclosure in the Fund's Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 195 to the Registrant's Registration Statement on Form N-1A, filed on August 31 2017, effective as of August 31, 2017 ("Amendment No. 195").

2.      The disclosure in the Supplement to the Fund's Prospectus dated August 31, 2017 filed on August 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Registrant's Certificate of Amendment, incorporated by reference to Exhibit (a)(9) of Amendment No. 195.

4.      The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n)(1) of Amendment  No. 195.

Sub-Item 77I & 77Q1(d)

Terms of new or amended securities

DREYFUS INVESTMENT FUNDS

(the "Registrant")

Dreyfus Diversified Emerging Markets Fund

Dreyfus/Newton International Equity Fund

Dreyfus Tax Sensitive Total Return Bond Fund

Dreyfus/The Boston Company Small/Mid Cap Growth Fund

Dreyfus/The Boston Company Small Cap Growth Fund

Dreyfus/The Boston Company Small Cap Value Fund

(the "Funds")

Effective on April 11, 2017, the Board of Directors of the Registrant, on behalf of the Fund, approved a proposal that provides that Class I shares of the Fund also may be purchased by U.S.-based employees of The Bank of New York Mellon Corporation, board members of The Dreyfus Corporation and board members of funds in the Dreyfus Family of Funds, and the spouse, domestic partner or minor child of any of the foregoing, subject to certain conditions described in each Fund's Prospectus or Statement of Additional Information, and provided that such Class I shares are purchased directly through the Fund's distributor.

A revised Rule 18f-3 Plan was filed with the Securities and Exchange Commission on March 28, 2017 as Exhibit (n) to Post-Effective Amendment No. 189 to the Registrant's Registration Statement and is incorporated herein by reference.

Sub-Item 77I & 77Q1(d)

Terms of new or amended securities

DREYFUS INVESTMENT FUNDS

 (the "Registrant")

Dreyfus Diversified Emerging Markets Fund

Dreyfus/Newton International Equity Fund

Dreyfus Tax Sensitive Total Return Bond Fund

Dreyfus/The Boston Company Small/Mid Cap Growth Fund

Dreyfus/The Boston Company Small Cap Value Fund

 (the "Funds")

Effective April 10, 2017, the Board of Directors of the Registrant, on behalf of the Funds, approved the following proposals as to each Fund:

•         A proposal for certain front-end sales charge reductions on Class A shares of the Fund purchased through an omnibus account maintained with Merrill Lynch;

•         A proposal for certain front-end sales charge waivers on Class A shares of the Fund purchased through an omnibus account maintained with Merrill Lynch; and

•         A proposal for certain contingent deferred sales charge waivers on Class A and Class C shares of the Fund purchased through an omnibus account maintained with Merrill Lynch.

These changes, with respect to the Funds, were reflected in a Supplement to each Fund's Prospectus, filed with the Securities and Exchange Commission (the "SEC") on April 6, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

A revised Rule 18f-3 Plan was filed with the SEC on March 28, 2017 as Exhibit (n) to Post-Effective Amendment No. 189 to the Registrant's Registration Statement and is incorporated herein by reference.